[Apco Logo]
Apco Oil and Gas International Inc.
(NASDAQ: APAGF)
One Williams Center MD 35-8
Tulsa, OK 74172
800-600-3782
www.apcooilandgas.com

Exhibit 99.1

DATE: Mar. 9, 2011

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan (918) 573-4944	Thomas Bueno (918) 573-2570

Apco Reports Net Income for 2010

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that it generated net income attributable to Apco of $25.8 million, or $0.88 cents per share in 2010, compared with net income of $23.5 million, or $0.80 cents per share in 2009.

Higher average sales prices and greater equity income from Argentine investments in 2010 led to the increase in net income compared with 2009. These favorable variances were partially offset by greater costs and operating expenses and higher income tax expense.

Compared with 2009, total operating revenues increased by $15.1 million. The increase in operating revenues was primarily the result of higher average sales prices during 2010. A 3 percent increase in total sales volumes of 2.5 million barrels of oil equivalent (BOE) for the year applicable to Apco’s consolidated interest also contributed to higher operating revenues in 2010.

Total costs and operating expenses for the year increased by $13.1 million, primarily from higher production costs including depreciation, depletion and amortization expense, greater exploration expense, and higher provincial production taxes.

In 2010, Apco increased its exploration activity including significant seismic acquisition investments in Argentina and Colombia compared with minimal activity in 2009. The increase in exploration activity resulted in Apco incurring $5.1 million more exploration expense than in the prior year.

“Our core asset in the Neuquén basin continued to deliver solid development and exploration results in 2010, while the improved commodity price environment has enabled us to increase exploration activities to grow our company outside of our core area,” said Ralph Hill, Apco’s chairman and chief executive officer.

“We’re very pleased with our 2010 exploration discoveries in the Coirón Amargo exploration block – also located in the Neuquén basin – and we hope to continue that success as we explore in that block and in Colombia in 2011,” Hill added.

In addition to higher operating income in 2010, Apco experienced higher equity income from its 40.803 percent interest in Petrolera Entre Lomas S.A. (Petrolera). For 2010, equity income from Argentine investments increased by $2.0 million compared with 2009.

Petrolera’s net income was greater primarily due to higher average sales prices for all of its products. These favorable variances were partially offset by greater production costs attributable to operations in the Entre Lomas, Bajada del Palo and Charco del Palenque concessions.

Total sales volumes applicable to Apco’s equity interest in Petrolera were 2.1 million BOE, reflecting an increase compared to 2.0 million BOE in 2009.

2010 and 2011 Capital Programs

Capital expenditures during 2010 were $33.8 million. The major component of Apco’s capital program was development drilling in its Neuquén, Austral and Northwest basin properties. Additional activities included exploration drilling in the Agua Amarga and Coirón Amargo exploration permits.

Exploration drilling in the Agua Amarga exploration permit resulted in a successful hydrocarbon discovery on the Jarilla Quemada prospect. A long-term production test will be required to evaluate its full potential.

In December, Apco announced that the first two wells drilled under the farm-in agreement in the Coirón Amargo exploration permit were successful exploration discoveries and that Apco exercised its option to drill an additional two wells in 2011 to increase its interest to a total of 45 percent.

“The Coirón Amargo exploration block in the Neuquén basin – adjacent to our core area – was a natural fit to leverage our experience in the basin and successfully position our company for the future,” said Thomas Bueno, Apco’s president and chief operating officer.

“After our expenditure commitment to investigate the Tordillo formation is complete, we and our partners also plan to investigate the Vaca Muerta shale in the future.

“In 2011, our capital program is designed to continue developing our core area, while increasing our exploration efforts in Argentina.

“In Colombia, we are optimistic about our drilling prospects for the year, given the encouraging results of exploration wells drilled by our competitors in the Llanos basin. We continue to make progress with the interpretations of seismic data acquired in 2010 and anticipate spudding our first exploration well in Colombia by mid-2011,” Bueno added.

Apco Oil and Gas International Inc.
Summary of Earnings
(In Thousands of Dollars Except Per Share Amounts)
	2010	2009
Three months ended Dec. 31

Operating revenue	24,501	20,582

Costs and operating expenses	18,179	14,889

Investment income	4,668	4,205

Net income attributable to Apco	8,098	6,766

Per share	0.28	0.23

	2010	2009

Twelve months ended Dec. 31

Operating revenue	87,815	72,716

Costs and operating expenses	68,881	55,760

Investment income	16,594	14,564

Net income attributable to Apco	25,800	23,497

Per share	0.88	0.80

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in eight oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

# # #

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our proposed loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.